As filed with the Securities and Exchange Commission on February 27, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Genoptix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0840570
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1811 Aston Avenue

Carlsbad, California 92008

Tel: (858) 268-6200

(Address of Principal Executive Offices)

2007 Equity Incentive Plan

2007 Employee Stock Purchase Plan

2007 Non-Employee Directors’ Stock Option Plan

(Full titles of the plans)

Tina S. Nova, Ph.D.

President and Chief Executive Officer

Genoptix, Inc.

1811 Aston Avenue

Carlsbad, California 92008

Tel: (858) 268-6200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian V. Kuhlen, M.D., Esq. Vice President, General Counsel and Corporate Secretary GENOPTIX, INC. 1811 Aston Avenue Carlsbad, California 92008 Tel: (858) 268-6200	Frederick T. Muto, Esq. J. Patrick Loofbourrow, Esq. COOLEY GODWARD KRONISH LLP 4401 Eastgate Mall San Diego, California 92121 Tel: (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of Registration Fee
2007 Equity Incentive Plan Common Stock (par value $0.001)	500,470 shares (3)	$31.79	$15,909,941.30	$625.26
2007 Employee Stock Purchase Plan Common Stock (par value $0.001)	166,823 shares (4)	$31.79	$5,303,303.17	$208.42
2007 Non-Employee Directors’ Stock Option Plan Common Stock (par value $0.001)	46,250 shares (5)	$31.79	$1,470,287.50	$57.79

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock (the “Common Stock”) that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on February 25, 2009, as reported on The Nasdaq Global Market.

(3)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Genoptix, Inc. 2007 Equity Incentive Plan (the “2007 EIP”) on January 1, 2009 pursuant to an “evergreen” provision contained in the 2007 EIP. Pursuant to such provision, on January 1st of each year commencing in 2008 and ending on (and including) January 1, 2017, the number of shares authorized for issuance under the 2007 EIP is automatically increased by a number equal to the lesser of (i) 3% of the aggregate number of shares of Common Stock outstanding on December 31 of the preceding year, (ii) 750,000 shares of Common Stock or (iii) a lesser number of shares of Common Stock that may be determined each year by the Registrant’s Board of Directors.

(4)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Genoptix, Inc. 2007 Employee Stock Purchase Plan (the “2007 ESPP”) on January 1, 2009 pursuant to an “evergreen” provision contained in the 2007 ESPP. Pursuant to such provision, on January 1st of each year commencing in 2008 and ending on (and including) January 1, 2017, the number of shares authorized for issuance under the 2007 ESPP is automatically increased by a number equal to the lesser of (i) 1% of the aggregate number of shares of Common Stock outstanding on December 31 of the preceding year, (ii) 250,000 shares of Common Stock, or (iii) a lesser number of shares of Common Stock that may be determined each year by the Registrant’s Board of Directors.

(5)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Genoptix, Inc. 2007 Non-Employee Directors’ Stock Option Plan (the “2007 NEDSOP”) on January 1, 2009 pursuant to an “evergreen” provision contained in the 2007 NEDSOP. Pursuant to such provision, on January 1st of each year commencing in 2008 and ending on (and including) January 1, 2017, the number of shares authorized for issuance under the 2007 NEDSOP is automatically increased by a number equal to (i) the aggregate number of shares of Common Stock subject to options granted as initial grants and annual grants under the 2007 NEDSOP during the immediately preceding year, or (ii) a lesser number of shares of Common Stock that may be determined each year by the Registrant’s Board of Directors.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8 NOS. 333-147021 AND 333-151892

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plans is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2007 EIP, the 2007 ESPP and the 2007 NEDSOP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on October 30, 2007 (File No. 333-147021) and June 24, 2008 (File No. 333-151892). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 8.	Exhibits

Exhibit Number	Description of Document

3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

3.2(7)	Amended and Restated Bylaws of the Registrant.

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2(3)	Form of the Registrant’s Common Stock Certificate.

4.3(2)	Amended and Restated Investors’ Rights Agreement, dated May 9, 2005, by and among the Registrant and certain of its stockholders.

4.4(2)	First Amendment to Amended and Restated Investors’ Rights Agreement, dated August 3, 2005, by and among the Registrant and certain of its stockholders.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(3)	2007 Equity Incentive Plan and Form of Stock Option Agreement, Form of Stock Option Grant Notice and Notice of Exercise thereunder.

99.2(3)	2007 Employee Stock Purchase Plan and Form of Offering Document thereunder.

99.3(5)	2007 Non- Employee Directors’ Stock Option Plan, as amended.

99.4(8)	Form of Stock Option Agreement, Form of Initial and Annual Stock Option Grant Notice and Notice of Exercise under 2007 Non-Employee Directors’ Stock Option Plan.

99.5(4)	Form of Restricted Stock Unit Award Agreement for Executives and Form of Restricted Stock Unit Award Grant Notice for Executives.

99.6(6)	Form of Restricted Stock Unit Award Agreement for Directors and Form of Restricted Stock Unit Award Grant Notice for Directors.

99.7(8)	Form of Restricted Stock Unit Award Agreement for Non-Executives and Form of Restricted Stock Unit Award Grant Notice for Non-Executives.

(1)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Commission on November 2, 2007, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-144997), filed with the Commission on July 31, 2007, and incorporated herein by reference.

(3)	Filed as an exhibit to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-144997), filed with the Commission on October 9, 2007, and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 16, 2008, and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 13, 2008, and incorporated herein by reference.

(6)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-151892), filed with the Commission on June 24, 2008, and incorporated herein by reference.

(7)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 8, 2009, and incorporated herein by reference.

(8)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K, filed with the Commission on February 26, 2009, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on February 27, 2009.

Genoptix, Inc.

By:	/s/ Douglas A. Schuling
Douglas A. Schuling
Executive Vice President and Chief Financial Officer
(Principal Financial and accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tina S. Nova, Ph.D. and Douglas A. Schuling, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tina S. Nova Tina S. Nova, Ph.D.	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	February 27, 2009

/s/ Douglas A. Schuling Douglas A. Schuling	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 27, 2009

/s/ Andrew E. Senyei Andrew E. Senyei, M.D.	Chairman of the Board of Directors	February 27, 2009

/s/ Timothy M. Buono Timothy M. Buono	Member of the Board of Directors	February 27, 2009

/s/ Robert E. Curry Robert E. Curry, Ph.D.	Member of the Board of Directors	February 27, 2009

/s/ Michael A. Henos Michael A. Henos	Member of the Board of Directors	February 27, 2009

/s/ Karin Eastham Karin Eastham	Member of the Board of Directors	February 27, 2009

/s/ Laurence R. McCarthy Laurence R. McCarthy, Ph.D.	Member of the Board of Directors	February 27, 2009

/s/ Christine A. White Christine A. White, M.D.	Member of the Board of Directors	February 27, 2009

EXHIBIT INDEX

Exhibit Number	Description of Document

3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

3.2(7)	Amended and Restated Bylaws of the Registrant.

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2(3)	Form of the Registrant’s Common Stock Certificate.

4.3(2)	Amended and Restated Investors’ Rights Agreement, dated May 9, 2005, by and among the Registrant and certain of its stockholders.

4.4(2)	First Amendment to Amended and Restated Investors’ Rights Agreement, dated August 3, 2005, by and among the Registrant and certain of its stockholders.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(3)	2007 Equity Incentive Plan and Form of Stock Option Agreement, Form of Stock Option Grant Notice and Notice of Exercise thereunder.

99.2(3)	2007 Employee Stock Purchase Plan and Form of Offering Document thereunder.

99.3(5)	2007 Non- Employee Directors’ Stock Option Plan, as amended.

99.4(8)	Form of Stock Option Agreement, Form of Initial and Annual Stock Option Grant Notice and Notice of Exercise under 2007 Non-Employee Directors’ Stock Option Plan.

99.5(4)	Form of Restricted Stock Unit Award Agreement for Executives and Form of Restricted Stock Unit Award Grant Notice for Executives.

99.6(6)	Form of Restricted Stock Unit Award Agreement for Directors and Form of Restricted Stock Unit Award Grant Notice for Directors.

99.7(8)	Form of Restricted Stock Unit Award Agreement for Non-Executives and Form of Restricted Stock Unit Award Grant Notice for Non-Executives.

(1)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Commission on November 2, 2007, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-144997), filed with the Commission on July 31, 2007, and incorporated herein by reference.

(3)	Filed as an exhibit to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-144997), filed with the Commission on October 9, 2007, and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 16, 2008, and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 13, 2008, and incorporated herein by reference.

(6)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-151892), filed with the Commission on June 24, 2008, and incorporated herein by reference.

(7)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 8, 2009, and incorporated herein by reference.

(8)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K, filed with the Commission on February 26, 2009, and incorporated herein by reference.